SECURITY AGREEMENT

This Security Agreement is dated the 8th day of May, 2012 between:

SIMON FRASER UNIVERSITY, a corporation continued under the University Act of British
Columbia having an address at 8888 University Drive, Multi-Tenant Facility, Burnaby, British Columbia,
Canada V5A 1S6
(the “Secured Party”),

- and -

0935493 B.C. LTD., a corporation duly incorporated under the Business Corporations Act of British
Columbia having an address at Suite #202 – 1128 West Broadway, Vancouver, British Columbia, Canada
V6H 1G5
(the “Debtor”)

1.           Creation of Security Interest

1.1         As general and continuing security for the payment and performance when due of all Indebtedness (defined below), the Debtor hereby mortgages, pledges, hypothecates, transfers, assigns and charges to the Secured Party, and hereby grants to the Secured Party a security interest in all the Debtor’s right, title and interest in the personal property of the Debtor listed in Schedule “A” hereto, and the Proceeds therefrom (collectively, the “Collateral”).

1.2         The mortgages, pledges, hypothecations, transfers, assignments, charges and security interests created in Section 1.1 of this Security Agreement are collectively called the “Security Interest”.

1.3         Any reference to “Collateral” shall, unless the context requires otherwise, be deemed a reference to “Collateral or any part thereof”.

1.4         This Security Interest shall not apply to, and Collateral shall not include, the last day of the term of any lease or agreement therefore but upon the enforcement of the Security Interest the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

2.           Definitions

2.1         All phrases which are defined in the Personal Property Security Act (British Columbia) (the “PPSA”), and not otherwise defined in this Security Agreement shall have the meaning ascribed by the PPSA, provided always that the term “goods” shall never include “consumer goods” of the Debtor as that term is defined in the PPSA.

2.2         “Indebtedness” means all liabilities of every kind and description of the Debtor to the Secured Party (including, without limitation, under the Guarantee dated as of May 8, 2012 between the Debtor and SFU), whether now or hereafter owed or any future advance, whether direct, indirect, contingent, and whether the Debtor be bound alone or with others and whether as principal or surety.

2.3         “Liens” means all mortgages, charges, hypothecs, pledges, trusts, liens, security interests and other encumbrances and adverse claims of every nature and kind and other arrangements creating any rights in respect of any property.

2.4         “Related Documents” means the promissory notes, loan agreements, account agreements, guaranties, trust deeds, mortgages, other security agreements or any other documents executed in connection with this Security Agreement or Indebtedness or related to its operation or administration, whether already existing or executed now or later.

3.           Rights and Obligations of Debtor

3.1         Information. The Debtor warrants and covenants that all information supplied by the Debtor for this Security Agreement, including the Debtor’s legal name, place of business and the location of the Collateral save for Collateral in transit to such locations and inventory on lease or consignment, is correct.

3.2         Title. The Debtor warrants and covenants that it is the sole legal owner of, and has the consent of the beneficial owner to enter into this agreement, and has good and marketable title to all existing Collateral and shall be the sole, legal owner of, and have good and marketable title to, each item of after acquired Collateral upon acquiring any rights therein, in each case free and clear of all Liens. The Debtor shall keep the Collateral free from all Liens, and shall defend the Collateral against the claims of all other persons. The Debtor warrants that the Collateral is not a fixture.

3.3         Authorization. The Debtor warrants and covenants that this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) of the Debtor and all other matters and things that have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor’s obligations hereunder, legal, valid and binding.

3.4         Possession and use of Collateral. Until default or unless otherwise agreed with the Secured Party, the Debtor may deal with Collateral in the ordinary course of the Debtor’s business in any manner consistent with the provisions of this Security Agreement. Except for accounts collected in the ordinary course of the Debtor’s business, the Debtor shall not sell, lease, dispose, or otherwise transfer the Collateral, except that with the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, the Debtor may sell all or a portion of the Collateral from time to time pursuant to cash sales to arm’s length third parties if the full proceeds of such sales are immediately remitted to Secured Party to reduce the Indebtedness. The Debtor shall not encumber or permit the Collateral to be encumbered without the prior written consent of the Secured Party, other than by this Security Agreement.

3.5         Removal of Collateral, The Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) is located as specified in Schedule A. Except in the ordinary course of the Debtor’s business, and except as permitted by Section 3.4 hereof, the Debtor shall not remove the Collateral from its location without the prior written consent of the Secured Party, which shall not be unreasonably withheld.

3.6         Risk. The goods are at the Debtor’s risk until all amounts due to the Secured Party or any judgment obtained shall have been paid in full. The Debtor shall insure the Collateral against loss or damage by fire and such other risks and hazards, as required to protect the Collateral. All such insurance policies shall name the Secured Party as loss payee and copies thereof or certificates in respect of the coverage provided thereby shall be delivered to the Secured Party. The Debtor shall pay all premiums in respect of such insurance when due and shall promptly furnish the Secured Party with receipts or other satisfactory evidence of the payment thereof. Any insurance proceeds received by the Secured Party pursuant to this Security Agreement may, at the option of the Secured Party, be applied against any Indebtedness or released to the Debtor without prejudicing any rights or remedies of the Secured Party hereunder or affecting any Indebtedness.

3.7         Preservation of rights and Collateral. The Debtor shall defend its own and the Secured Party’s rights in the Collateral against the claims and demands of all persons. The Debtor shall maintain the Collateral in a condition and state of repair that preserves the value of the Collateral, reasonable wear and tear excluded. The Debtor will not commit or permit damage to or destruction of the Collateral and will effect repair if it occurs.

3.8         Material changes in information. The Debtor shall notify the Secured Party promptly of:

(a)

any material change in the information contained in this Security Agreement (including the schedules hereto) relating to the Debtor, the Debtor’s business or Collateral, including any address change or establishment of an additional place of business;

(b)	the details of any change in name of the Debtor;

(c)	the details of any significant acquisition of Collateral;

(d)	the details of any claims or litigation affecting the Collateral;

(e)	any loss of or damage to Collateral;

(f)	any default by any account debtor in its obligations with respect to Collateral;

(g)	the return to or repossession by Debtor of Collateral.

3.9         Debtor’s conduct. The Debtor will conduct its business and affairs in a proper and efficient manner so as to preserve and protect the Collateral, in accordance with applicable law and keep records in accordance with generally accepted accounting principles. The Debtor shall pay all charges, such as taxes, assessments, storage, handling, packing, and processing fees and costs, claims, liens and encumbrances relating to the Collateral or the Debtor’s business and affairs when the same become due. The Debtor will deliver to the Secured Party promptly such information concerning Collateral, the Debtor and the Debtor’s business and affairs as the Secured Party may reasonably request.

3.10       Protest. The Debtor waives protest of any instrument constituting Collateral at any time held by the Secured Party on which the Debtor is in any way liable and, subject to the notice requirements of the PPSA, notice of any other action taken by the Secured Party.

3.11       Joint and several liability. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several.

4.           Events of Default

The Debtor shall be in default under this Security Agreement or Related Documents, documents incorporated by reference or upon occurrence of any of the following:

4.1         Non-payment when due, whether by acceleration or otherwise, of Indebtedness.

4.2         Failure to comply within seven days after written notice from the Secured Party demanding compliance with any provision contained in this Security Agreement or Related Documents and if compliance is not practically possible, failure to take steps that will produce compliance as soon as is reasonably practical.

4.3         The Debtor is in breach of any term, condition, obligation or covenant to the Secured Party or any warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Debtor proves in any material respect to have been false when made or furnished.

4.4         Bankruptcy or insolvency of the Debtor; the filing against the Debtor of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by the Debtor; the appointment of an interim receiver, receiver, trustee, monitor, or liquidator for the Debtor or for any assets of the Debtor; or the institution by or against the Debtor of any type of insolvency proceeding or creditor rearrangement proceedings or restructuring proceedings under the Bankruptcy & Insolvency Act (Canada) and/or the Companies’ Creditors Arrangement Act.

4.5         Cessation of the Debtor’s viability as a going business concern, which includes the cessation or threat by the Debtor to cease to carry on in the normal course of the Debtor’s business or any material part thereof.

4.6         The Debtor ceases or threatens to cease to carry on in the normal course of the Debtor’s business all or any material part thereof.

4.7         Any interest, including an encumbrance affecting the Collateral that is held by a third party, has become enforceable against the Collateral.

4.8         On the occurrence of such other events where the Secured Party considers in good faith and on commercially reasonable grounds that the Collateral is in jeopardy or that a material adverse change has occurred in the Secured Party’s financial condition.

5.           Secured Party Rights and Remedies

5.1         General rights. In addition to the rights granted herein, the Secured Party may enforce any other rights and remedies it may have at law or in equity, and specifically shall have all rights and remedies of a Secured Party under the PPSA. All rights and remedies of the Secured Party are cumulative and one or more of these rights may be exercised independently or in combination from time to time including marshalling. The Secured Party shall not be liable for failing to exercise its rights and remedies and shall have no obligation to take any steps to preserve its rights against prior parties to any instrument or chattel paper whether Collateral or Proceeds and whether or not in the Secured Party’s possession and shall not be liable or accountable for failure to do so.

5.2         Collection of debts forming part of Collateral. Upon default, the Secured Party may direct account debtors of the Debtor to make all payments owing to the Debtor on Collateral subject to the Security Interest directly to the Secured Party, by notifying such account debtors of the Secured Party’s interest. In addition to the interest held by the Secured Party in the Collateral, the Secured Party also has a Security Interest in the Proceeds of the Collateral.

5.3         Inspection of Collateral and right of access. The Secured Party shall have the right at any time to confirm the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance as the Secured Party may reasonably request in connection therewith. The Debtor grants to the Secured Party or its agents reasonable access to all places where Collateral may be located and to all premises occupied by the Debtor for the purposes of inspection or obtaining possession.

5.4         Receivers and others. The Secured Party may appoint by instrument or by application to a court of competent jurisdiction a receiver or other person to act on its behalf with respect to the Collateral before or after default or in any insolvency or like proceeding (receiver includes an interim receiver and a receiver-manager). The Secured Party may also remove the receiver and appoint another in its stead. Any receiver appointed by the Secured Party shall be considered to be the Debtor’s agent. The appointee has all the powers of the Secured Party under this Security Agreement. The Secured Party is not liable for any act or omission by any receiver appointed or selected by a court.

5.5         Acceleration. The Secured Party may declare all or any part of Indebtedness which is not by its terms payable on demand to be immediately due and payable on the occurrence of any default, whereupon all of the Indebtedness shall become and be immediately due and payable, without presentment, demand, protest or further notice, all of which are hereby expressly waived by the Debtor.

5.6         Possession and disposition of Collateral. Upon default, the Secured Party may take possession or constructive possession of, retain in satisfaction of any Indebtedness, collect, demand, sue on, enforce, recover and receive Collateral and give binding receipts and discharges therefor. The Secured Party in possession may use Collateral as it sees fit, subject to the duty of reasonable care contained in the PPSA and providing that any income from Collateral is applied to the Debtor’s account. Upon default, the Secured Party may also sell, lease or otherwise dispose of Collateral in any commercially reasonable manner.

5.7         Costs. The Debtor agrees to pay all charges, including solicitors’, auditors’, receivers’ or like persons’ costs and remuneration or other expenses reasonably incurred by the Secured Party or other party appointed by the Secured Party in enforcing this Security Agreement. Such sums shall constitute a future advance increasing the Indebtedness hereunder.

5.8         Deficiencies. The failure of the Secured Party to receive full payment or satisfaction of Indebtedness through its rights and remedies herein provided shall not in any way release the Debtor from the obligation to satisfy any deficiency, including any costs of realization.

5.9         No Setoff. The Indebtedness shall be paid by the Debtor without regard to any equities between the Debtor and the Secured Party or any right of set-off or cross-claim. Any indebtedness owing by the Secured Party to the Debtor may be set-off and applied by the Secured Party against any Indebtedness before or after maturity, and without any demand upon or notice to the Debtor or any other persons.

5.10       Waivers.

(a)

No variation, amendment (except for any schedules which may be added hereto pursuant to the provisions of this Security Agreement) or waiver of any provision of this Security Agreement shall be effective unless made by written agreement executed by the parties to this Security Agreement.

(b)

No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver of that right or remedy and no single or partial exercise of any right or remedy shall preclude any other exercise of cumulative rights and remedies.

(c)

The Secured Party may remedy any default or perform any duty of the Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor.

6.           Subordination

No action by the Secured Party shall constitute a subordination of its Security Interest to any other interest in the Collateral unless such subordination is effected by an agreement in writing, titled “Subordination Agreement”, signed by the Secured Party.

7.           Successor Interests

This Security Agreement shall enure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns. The Debtor shall not assign this Security Agreement without the Secured Party’s prior written consent.

8.           Attachment

The Debtor acknowledges and confirms that the Security Interest hereby created attaches upon the execution of this Security Agreement, that value has been given, and that the Debtor has rights in the Collateral. The parties do not intend to postpone attachment of any Security Interest created by this Security Agreement.

9.           Amalgamation

In the event that the Debtor amalgamates with another company, the term “Debtor” shall apply to each of the amalgamating companies and the amalgamated company, such that the Security Interest created in this Security Agreement shall extend to Collateral, as defined in this Security Agreement, owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any Collateral subsequently acquired by the amalgamated company. The Security Interest shall secure the Indebtedness, as described in this Security Agreement, of each of the amalgamating companies and the amalgamated company at the time of amalgamation to the Secured Party. The Security Interest shall attach to the Collateral of the amalgamating companies and the amalgamated company at the time of amalgamation and shall attach to any after-acquired Collateral immediately upon the amalgamated company acquiring rights in such Collateral.

10.         Copy of Financing Statement

The Debtor hereby expressly waives the right to receive a copy of any Financing Statement or Financing Change Statement, or a copy of the statement confirming the filing or registration of any Financing Statement or Financing Change Statement that may be filed or registered by the Secured Party under the PPSA, and amendments thereto, in connection with any Security Interest created under this Security Agreement or under any future agreement with the Secured Party.

11.         Deficiency

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Indebtedness in full, the Debtor will immediately pay to the Secured Party the amount of such deficiency.

12.         Notice

Notice may be given to either party by sending it through the post by prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted shall be deemed to have been given when there is no interruption of postal services, at the expiration of three business days after posting and if delivered, on delivery.

13.         Appointment of Attorney

The Debtor hereby irrevocably appoints the Secured Party and any of its managers or acting managers or the receiver, as the case may be, with full power of substitution for the Secured Party, at its option, wherever and whenever it may deem necessary or expedient to be the true and lawful attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the receiver, as the case may be, pursuant to this Security Agreement and to file such Financing Statements and other documents and do such acts, matters and things (including completing and adding Schedules hereto identifying Collateral or any permitted encumbrances affecting Collateral or identifying the locations at which the Debtor's business is carried on and Collateral and records relating thereto are situate) as the Secured Party may deem appropriate to perfect and continue the Security Interest, to protect and preserve Collateral and to realize upon the Security Interest.

14.         Assignment

The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Secured Party's rights and remedies under this Security Agreement and the Debtor will not assert any defence, counterclaim, right of set-off or otherwise assert any claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Indebtedness to the assignee, transferee or secured party, as the case may be, as the Indebtedness become due.

15.         Satisfaction and Discharge

Any partial payment or satisfaction of the Indebtedness, or any ceasing by the Debtor to be indebted to the Secured Party, shall be deemed not to be a redemption or discharge of this Security Agreement. The Debtor shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Indebtedness and upon written request by the Debtor and payment to the Secured Party of all reasonable discharge fees, costs, charges, expenses and legal fees and disbursements (as between solicitor and own client) incurred by the Secured Party in connection with the Indebtedness and such release and discharge.

16.         Further Assurances

The Debtor shall from time to time execute and deliver all such further mortgages, charges, pledges, assignments, transfers, security interests and other agreements, instruments and documents and do all such further acts and things as the Secured Party may from time to time reasonably require to perfect and maintain the perfection of the Security Interest and to otherwise protect its interests in the Collateral and hereby irrevocably constitutes and appoints any officer for the time being of the Secured Party and any receiver, the true and lawful attorney of the Debtor at any time that a default shall have occurred and be continuing, with full power of substitution to execute and deliver all such agreements, instruments and documents and to do all such further acts and things with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient.

17.         Applicable Law

This Security Agreement and Related Documents shall be governed by the laws of the Province of British Columbia.

18.         Termination of this Agreement

This Security Agreement shall remain in full force and effect until the Indebtedness has been paid. 19. Acknowledgments of Debtor The Debtor hereby acknowledges receipt of a copy of this Security Agreement.

20.         Time of the Essence

Time is of the essence of the Debtor’s obligations under this Security Agreement.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement this 8th day of May, 2012.

0935493 B.C. LTD.

/s/ Daryl J. Ehrmantraut
Per:
Name:	Daryl J. Ehrmantraut
Title:	Director
(I have authority to bind the Corporation)

Schedule “A” - Collateral

Manufacturer	Model	Serial Number	Location	Year
Kurt J. Lesker	PVD 75 Deposition Tool	PRD060525	4D Labs, SFU, Burnaby, BC	2011
Kurt J. Lesker	PVD 75 Deposition Tool	PRD064578	4D Labs, SFU, Burnaby, BC	2011
Kurt J. Lesker	PVD 75 Deposition Tool	PRD072561	4D Labs, SFU, Burnaby, BC	2011